Exhibit 99.1

JOINT FILING AGREEMENT

October 30, 2026

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Ives Ultra AI Opportunities Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: October 30, 2026

YA II PN, LTD.

By:	/s/ David Gonzalez
Name: David Gonzalez
Title: General Counsel

YA GLOBAL INVESTMENTS II (U.S.), LP

By:	/s/ David Gonzalez
Name: David Gonzalez
Title: General Counsel

YORKVILLE ADVISORS GLOBAL, LP

By:	/s/ David Gonzalez
Name: David Gonzalez
Title: General Counsel

YORKVILLE ADVISORS GLOBAL II, LLC

By:	/s/ David Gonzalez
Name: David Gonzalez
Title: General Counsel

YA II GP, LP

By:	/s/ David Gonzalez
Name: David Gonzalez
Title: General Counsel

YA II GP II, LLC

By:	/s/ David Gonzalez
Name: David Gonzalez
Title: General Counsel

ANGELO, MARK

By:	/s/ Mark Angelo
Name: Mark Angelo